UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event recorded): June 20, 2019

PLYZER TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-127389	99-0381956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Avenue Road, Suite 200, Toronto, ON, M5R 2G3

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (416) 860 - 0211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01.  Other Events.

PLYZER TECHNOLOGIES INC. ANNOUNCES NEW SAAS CUSTOMER ACOFARMA DISTRIBUCION SA

Toronto, June 20, 2019 (PLYZ: OTCQB) Plyzer Technologies Inc. (“the Company”) is pleased to announce that it has signed Acofarma Distribucion SA (“Acofarma”), as a new client. Acofarma will be using Plyzer's flagship B2B business analytics platform, Plyzer Intelligence. Acofarma Distribucion, S.A. distributes pharmaceutical products in Spain. The Company provides a range of capsules, homeopathy medication, sponges, syringes, urine containers, creams, diapers, eye care and dental products, herbal medicines, refrigerators, and accessories.

“ Using Plyzer's platform to access information in real time and in an immediate manner, will allow us to focus on our strategies in a distinct method that will change the way we work and makes us more efficient and productive,” states Elisabet Jimenez, head of development of new business for Acofarma.

“It is exciting for us to work with a great company like Acofarma which has a long history of success in Spain. We are sure that we can help them improve their productivity, efficiency and profitability,” said Diego Hervás, COO of Plyzer Corporation “We expect to have a long and successful relationship with Acofarma over the coming years".

About Plyzer Intelligence

The Plyzer Intelligence platform analyzes millions of URLS from approximately 500 online marketplaces in Spain to provide a brand or company with real-time, critical pricing and market data across all its online sales channels under one dashboard. This tool will significantly assist a company in controlling point of sale, monitoring which images are displayed on reseller websites, ascertaining the accuracy of descriptions used, and conducting an ongoing competitive analysis of its omnichannel strategy versus its major competitors. Plyzer Intelligence is an essential tool in sales functions, marketing functions, and legal/compliance functions.

About Plyzer

Plyzer Technologies Inc. is a provider of custom, real-time, cloud-based business intelligence solutions for brands to analyze critical online price and market data. Plyzer’s highly customizable dashboard enables country, regional and local sales, production and logistics operations to adapt to prevailing market conditions quickly. The Company’s technology is also being used to provide real-time price comparison reporting to the consumer market. These solutions are both driven by Plyzer’s proprietary artificial intelligence and machine learning technologies.

Plyzer has offices in Barcelona, Spain and Toronto, Canada.

Plyzer Technologies securities are traded through the facilities of the OTCQB market under the symbol PLYZ.

For more information about:

Plyzer Technologies: www.plyzertechnologies.com

Plyzer Intelligence: www.plyzerintelligence.com

Plyzer App: plyzer.com

Sales enquiries can be directed to:

In Europe: diego.hervas@plyzer.com

In North America: Alexi Chatzilias - alexi@plyzer.co

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2019

PLYZER TECHNOLOGIES INC.

By: /s/ Terence Robinson

Terence Robinson

Chief Executive Officer